SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 25, 1998
(To Prospectus dated August 21, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 1998-2
                                --------------


---------------------------

The Class AV-1
certificates represent
obligations of the trust        The Class AV-1 Certificates
only and do not represent
an interest in or               o    This supplement relates to the offering of the Class
obligation of CWABS,                 AV-1 certificates of the series referenced above. This
Inc., Countrywide Home               supplement does not contain complete information about
Loans, Inc., Countrywide             the offering of the Class AV-1 certificates. Additional
Home Loans Servicing LP              information is contained in the prospectus supplement
or any of their                      dated August 25, 1998, prepared in connection with the
affiliates.                          offering of the offered certificates of the series
                                     referenced above and in the prospectus of the depositor
This supplement may be               dated August 21, 1998. You are urged to read this
used to offer and sell               supplement, the prospectus supplement and the
the offered certificates             prospectus in full.
only if accompanied by
the prospectus supplement       o    As of May 25, 2003, the certificate principal balance
and the prospectus.                  of the Class AV-1 certificates was approximately
                                     $4,922,238.
---------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 27, 2003

                               THE MORTGAGE POOL

     As of May 1, 2003 (the "Reference Date"), the Fixed Rate Loan Group included approximately 380 Mortgage Loans having an aggregate Stated Principal Balance of approximately $26,211,957, and the Adjustable Rate Loan Group included approximately 218 Mortgage Loans having an aggregate Stated Principal Balance of approximately $17,325,010.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                        As of May 1, 2003
                                                                Fixed Loan Group  Adjustable Rate
                                                                                   Loan Group
Total Number of Mortgage Loans .................................     380         218
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
     30-59 days ................................................        3.68%     4.59%
     60-90 days ................................................        0.00%     1.38%
     91 days or more (excluding pending foreclosures) ..........        5.79%     7.34%
                                                                        -----     -----
     Total Delinquencies .......................................        9.47%    13.30%
                                                                        =====    ======
Foreclosures Pending ...........................................        3.68%     9.63%
                                                                        -----     -----
Total Delinquencies and foreclosures pending ...................       13.16%    22.94%
                                                                       ======    ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


     Two (2) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Six (6) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide

Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                         Delinquency and Foreclosure Experience
                                  As of December 31, 2001            As of December 31, 2002             As of March 31, 2003
                                  -----------------------            -----------------------             --------------------
Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $12,051,227,600.40     100.00%
Delinquency percentage
       30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $759,579,662.19       6.30%
       60-89 days.....       255,443,513.99       2.81%        $272,447,833.46       2.59%        $242,823,173,75       2.01%
       90+ days.......        103,605,79149       1.14%        $112,192,108.56       1.07%         $71,249,693.96       0.59%
           Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,073,652,529.90       8.91%
                         ===================  ========== ====================== =========== ====================== ===========
Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $301,445,696.31       2.50%
Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $293,088,674.42       2.43%
                         ==================== =========== ====================== =========== ====================== ===========


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

     The Class AV-1 Certificates will be entitled to receive interest and are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class AV-1 Certificates was approximately $4,922,238 evidencing a beneficial ownership interest of approximately 11.68% in the Trust Fund. As of the Certificate Date, the Class A Fixed Rate Certificates and the Class A Adjustable Rate Certificates had aggregate principal balances of approximately $20,969,566 and $4,922,238, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 49.77% and 11.68%, respectively, in the Trust Fund. As of the Certificate Date, the Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates had aggregate principal balances of approximately $4,742,144 and $11,500,240, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 11.25% and 27.29%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans if the related Loan Group prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.180% per annum and the level of One-Month LIBOR remains constant at 1.270% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-1 Certificates is June 3, 2003;
(viii) the Mortgage Rate for each

Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised with respect to either Loan Group on the respective Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Vector for the Fixed Rate Mortgage Loans assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% Prepayment Vector assumes a constant prepayment rate of 23% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 28% CPR assumes a constant prepayment rate of 28% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Mortgage Loans will prepay at rates equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Mortgage Loans will prepay at rates equal to 125% of the Prepayment Vector; "150% of the Prepayment Vector" assumes that the Mortgage Loans will prepay at rates equal to 150% of the Prepayment Vector; and the other percentages of the Prepayment Vector identified therein assume that the Mortgage Loans will prepay at rates equal to such respective percentages of the Prepayment Vector.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                Percent of Class Certificate Principal Balance
                     at the Respective Percentages of the
                               Prepayment Models


Adjustable Rate Mortgage Loans (CPR)     0%    15%   20%   28%   35%    40%
                                         --    ---   ---   ---   ---    ---
Payment Date
------------

Initial Percentage                       100   100   100   100   100   100
May 25, 2004                             100   100   100   100   100   100
May 25, 2005                             100   100   100   100   100    87
May 25, 2006                             100   100   100    90    66    51
May 25, 2007                             100   100    98    64    41    24
May 25, 2008                             100   100    77    45    19     7
May 25, 2009                             100    88    61    27     6     0
May 25, 2010                             100    73    47    13     0     0
May 25, 2011                             100    61    34     4     0     0
May 25, 2012                             100    50    22     0     0     0
May 25, 2013                             100    40    13     0     0     0
May 25, 2014                             100    30     6     0     0     0
May 25, 2015                             100    21     1     0     0     0
May 25, 2016                             100    14     0     0     0     0
May 25, 2017                             100     8     0     0     0     0
May 25, 2018                             100     3     0     0     0     0
May 25, 2019                             100     0     0     0     0     0
May 25, 2020                             100     0     0     0     0     0
May 25, 2021                             100     0     0     0     0     0
May 25, 2022                             100     0     0     0     0     0
May 25, 2023                             100     0     0     0     0     0
May 25, 2024                              91     0     0     0     0     0
May 25, 2025                              72     0     0     0     0     0
May 25, 2026                              52     0     0     0     0     0
May 25, 2027                              22     0     0     0     0     0
May 25, 2028                               0     0     0     0     0     0
Weighted Average Life in years (1)     22.89  9.39  7.11  4.95  3.81  3.22

           --------------------------
           (1) Determined as specified in the Prospectus Supplement.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class AV-1 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which discussion replaces the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement) and under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus.

Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class AV-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. Although the Exemption has been amended since 1998, these amendments, which have generally expanded the availability of the Exemption, have not made any changes that are material to the availability of exemptive relief for purchases of the Class AV-1 Certificates.

                                    RATINGS

     The Class AV-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



                                                         Adjustable Rate Loan Group

Summary of Loans in the Adjustable Rate Loan Group                                    Range
(As of the Reference Date)                                                            -----

Total Number of Loans                                            218
Aggregate Principal Balance                              $17,325,010
Average Principal Balance                                     $79,473         $8,348     to    $652,415
Weighted Average Mortgage Rate                                  9.47%          7.00%     to      13.13%
Net Weighted Average Mortgage Rate                              8.96%          6.49%     to      12.62%
Weighted Average Gross Margin                                   6.27%          4.50%     to       8.38%
Weighted Average Maximum Mortgage Rate                         16.42%         12.75%     to      20.13%
Weighted Average Minimum Mortgage Rate                          9.45%          5.75%     to      13.13%
Weighted Average Original Term to Maturity (months)               359            180     to         360
Weighted Average Scheduled Remaining Term (months)                301            123     to         304
Weighted Average Loan-to-Value Ratio                           76.92%         24.44%     to      90.00%


                          Adjustable Rate Loan Group


Current Mortgage Loan Principal Balances


Range of Mortgage Loan         Number of           Aggregate   Percentage of
Principal Balances ($)    Mortgage Loans   Principal Balance      Loan Group
------------------------------------------------------------------------------
$ 0.01 to $25,000                    14             $254,531            1.47 %
$ 25,000.01 to $50,000               58            2,231,943           12.88
$ 50,000.01 to $75,000               60            3,762,453           21.72
$ 75,000.01 to $100,000              36            3,158,552           18.23
$100,000.01 to $150,000              31            3,673,792           21.21
$150,000.01 to $200,000              11            1,818,681            10.5
$200,000.01 to $250,000               5            1,110,204            6.41
$300,000.01 to $350,000               2              662,439            3.82
$650,000.01 to $700,000               1              652,415            3.77
------------------------------------------------------------------------------
Total                               218          $17,325,010             100 %
------------------------------------------------------------------------------

Current Mortgage Rates


Current Mortgage Loan Principal Balances


Range of Current Mortgage      Number of           Aggregate   Percentage of
Rates (%)                 Mortgage Loans   Principal Balance      Loan Group
------------------------------------------------------------------------------
6.501 - 7.000                         2              $92,730            0.54 %
7.001 - 7.500                         6              731,358            4.22
7.501 - 8.000                        17            1,430,166            8.25
8.001 - 8.500                        22            2,203,943           12.72
8.501 - 9.000                        28            2,168,690           12.52
9.001 - 9.500                        32            3,222,881            18.6
9.501 - 10.000                       30            2,299,396           13.27
10.001 - 10.500                      27            1,608,411            9.28
10.501 - 11.000                      31            2,304,469            13.3
11.001 - 11.500                       4              306,338            1.77
11.501 - 12.000                      12              636,357            3.67
12.001 - 12.500                       5              233,681            1.35
12.501 - 13.000                       1               58,351            0.34
13.001 - 13.500                       1               28,239            0.16
------------------------------------------------------------------------------
Total                               218          $17,325,010             100 %
------------------------------------------------------------------------------

                          Adjustable Rate Loan Group

Remaining Term to Maturity


Months Remaining to           Number of            Aggregate   Percentage of
Maturity                 Mortgage Loans    Principal Balance      Loan Group
------------------------------------------------------------------------------
121 - 180                             3             $115,951            0.67 %
181 - 300                            39            2,820,702           16.28
301 - 360                           176           14,388,358           83.05

------------------------------------------------------------------------------
Total                               218          $17,325,010             100 %
------------------------------------------------------------------------------

Original Loan-to-Value Ratios


Range of Original             Number of           Aggregate    Percentage of
Loan-to-Value Ratios     Mortgage Loans   Principal Balance       Loan Group
------------------------------------------------------------------------------
50.00 or Less                         6            $306,486             1.77 %
50.01-55.00                           3             137,519             0.79
55.01-60.00                           7             301,116             1.74
60.01-65.00                          11             740,319             4.27
65.01-70.00                          38           2,682,040            15.48
70.01-75.00                          36           3,130,278            18.07
75.01-80.00                          66           5,476,199            31.61
80.01-85.00                          30           2,675,171            15.44
85.01-90.00                          21           1,875,883            10.83

------------------------------------------------------------------------------
Total                               218         $17,325,010              100 %
------------------------------------------------------------------------------

                          Adjustable Rate Loan Group

State Distribution of Mortgaged Properties


                   Number of            Aggregate           Percentage of
State         Mortgage Loans    Principal Balance              Loan Group
------------------------------------------------------------------------------
Alaska                     1          $126,193.00                 0.73 %
Arizona                    5              442,979                 2.56
Arkansas                   2               98,612                 0.57
California                20            2,943,041                16.99
Colorado                   3              194,702                 1.12
Delaware                   1               37,738                 0.22
Florida                   16            1,038,961                    6
Georgia                    4              392,962                 2.27
Idaho                      7              679,319                 3.92
Illinois                   7              713,581                 4.12
Indiana                    9              595,080                 3.43
Louisiana                  7              744,851                  4.3
Massachusetts              1               98,765                 0.57
Michigan                  11              716,948                 4.14
Minnesota                  3              175,352                 1.01
Mississippi                2              251,447                 1.45
Missouri                  23            1,138,470                 6.57
Montana                    1               59,128                 0.34
Nevada                     6              533,392                 3.08
New Hampshire              1              100,186                 0.58
New Jersey                 2              126,906                 0.73
New Mexico                 2              102,311                 0.59
North Carolina             4              268,357                 1.55
Ohio                      15              882,331                 5.09
Oklahoma                   5              306,171                 1.77
Oregon                     3              538,455                 3.11
Pennsylvania               3              257,395                 1.49
South Carolina             5              318,809                 1.84
Tennessee                  9              791,841                 4.57
Texas                     17              913,979                 5.28
Utah                       3              318,742                 1.84
Virginia                   1               37,171                 0.21
Washington                 7              540,049                 3.12
West Virginia              1              105,580                 0.61
Wisconsin                 11              735,205                 4.24
------------------------------------------------------------------------------
Total                    218          $17,325,010                  100%
------------------------------------------------------------------------------

                          Adjustable Rate Loan Group

Types of Mortgaged Properties


                               Number of           Aggregate     Percentage of
Property Types            Mortgage Loans   Principal Balance        Loan Group
------------------------------------------------------------------------------
Single Family Residence              170         $13,679,967             78.96%
2-4 Family Residence                  21           1,525,044              8.8
Planned Unit Development              10             968,946              5.59
Low-Rise Condominium                   9             712,107              4.11
Manufactured Housing                   7             415,788              2.4
High-Rise Condominium                  1              23,159              0.13

------------------------------------------------------------------------------
Total                                218         $17,325,010              100%
------------------------------------------------------------------------------


Purpose of Mortgage Loans


                               Number of           Aggregate    Percentage of
Loan Purpose              Mortgage Loans   Principal Balance       Loan Group
------------------------------------------------------------------------------
Purchase                              85          $7,667,488           44.26 %
Refinance (Cash-Out)                 104           7,275,228           41.99
Refinance (Rate-Term)                 29           2,382,294           13.75

------------------------------------------------------------------------------
Total                                218         $17,325,010             100 %
------------------------------------------------------------------------------

Occupancy Types of the Mortgage Loans

                               Number of           Aggregate    Percentage of
Occupancy Type            Mortgage Loans   Principal Balance       Loan Group
------------------------------------------------------------------------------
Primary Residence                    184         $15,715,128           90.71%
Investment Property                   30           1,471,147            8.49
Secondary Residence                    4             138,736             0.8

------------------------------------------------------------------------------
Total                                218         $17,325,010            100 %
------------------------------------------------------------------------------

                          Adjustable Rate Loan Group

Gross Margin


Range of Gross                 Number of           Aggregate    Percentage of
Margins (%)               Mortgage Loans   Principal Balance       Loan Group
------------------------------------------------------------------------------
4.001 - 5.000                          4            $343,611            1.98 %
5.001 - 6.000                         84           7,215,680           41.65
6.001 - 7.000                         99           7,714,634           44.53
7.001 - 8.000                         30           2,022,847           11.68
8.001 - 9.000                          1              28,239            0.16

------------------------------------------------------------------------------
Total                                218         $17,325,010            100 %
------------------------------------------------------------------------------


Subsequent Adjustment Date


Subsequent Adjustment          Number of           Aggregate   Percentage of
Date                      Mortgage Loans   Principal Balance      Loan Group
------------------------------------------------------------------------------
June-03                                7            $597,767           3.45 %
July-03                               54           4,397,092          25.38
August-03                            133          10,182,820          58.78
September-03                          16           1,251,097           7.22
October-03                             8             896,234           5.17

------------------------------------------------------------------------------
Total                                218         $17,325,010            100 %
------------------------------------------------------------------------------


Range of Months to Adjustment Date


Range of Months                Number of           Aggregate   Percentage of
to Adjustment Date        Mortgage Loans   Principal Balance      Loan Group
------------------------------------------------------------------------------
0 - 6                                218         $17,325,010            100 %
------------------------------------------------------------------------------
Total                                218         $17,325,010            100 %
------------------------------------------------------------------------------

                          Adjustable Rate Loan Group

Maximum Mortgage Rates


Range of                       Number of           Aggregate   Percentage of
Maximum Mortgage Rates    Mortgage Loans   Principal Balance      Loan Group
------------------------------------------------------------------------------
12.501 - 13.000                       2            $133,626            0.77 %
13.001 - 13.500                       1             $44,774            0.26
13.501 - 14.000                       1             $59,291            0.34
14.001 - 14.500                       5            $644,650            3.72
14.501 - 15.000                      18          $1,537,547            8.87
15.001 - 15.500                      20          $2,156,372           12.45
15.501 - 16.000                      30          $2,308,424           13.32
16.001 - 16.500                      32          $3,163,624           18.26
16.501 - 17.000                      30          $2,262,471           13.06
17.000 - 17.500                      26          $1,505,062            8.69
17.501 - 18.000                      30          $2,246,204           12.97
18.001 - 18.500                       4            $306,338            1.77
18.501 - 19.000                      12            $636,357            3.67
19.001 - 19.500                       5            $233,681            1.35
19.501 - 20.000                       1             $58,351            0.34
Over 20.001                           1             $28,239            0.16

------------------------------------------------------------------------------
Total                               218         $17,325,010             100 %
------------------------------------------------------------------------------


Minimum Mortgage Rates


Range of Minimum Motrgage      Number of   Aggregate           Percentage of
Rates (%)                 Mortgage Loans   Principal Balance      Loan Group
------------------------------------------------------------------------------
5.001 - 6.000                         2             $133,626             0.77 %
6.001 - 7.000                         2             $104,065             0.6
7.001 - 8.000                        23           $2,182,197            12.6
8.001 - 9.000                        46           $4,094,267            23.63
9.001 - 10.000                       64           $5,635,010            32.53
10.001 - 11.000                      58           $3,912,880            22.59
11.001 - 12.000                      16             $942,695             5.44
12.001 - 13.000                       6             $292,032             1.69
13.001 - 14.000                       1              $28,239             0.16

------------------------------------------------------------------------------
Total                               218          $17,325,010              100 %
------------------------------------------------------------------------------

                                   EXHIBIT 2

        THE                                                                                             Distribution Date:  5/25/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Barthlolomew                      Asset-Backed Certificates
           212-815-3236                                     Series 1998-2
Associate: Sean O'Connell
           212-815-6312
                                            Certificateholder Monthly Distribution Summary

                                 Certificate                      Pass                                                      Current
                       Class        Rate          Beginning     Through      Principal       Interest         Total        Realized
Class     Cusip     Description     Type           Balance       Rate (%)   Distribution    Distribution   Distribution     Losses
------------------------------------------------------------------------------------------------------------------------------------
AF1      126671EF9    Senior     Fix-30/360             0.00   6.220000            0.00            0.00          0.00          0.00
AF2      126671EG7    Senior     Fix-30/360             0.00   6.070000            0.00            0.00          0.00          0.00
AF3      126671EH5    Senior     Fix-30/360    14,649,989.66   6.600000      832,576.53       80,574.94    913,151.47          0.00
AF4      126671EJ1    Senior     Fix-30/360     7,298,663.21   6.190000      146,510.71       37,648.94    184,159.65          0.00
AV1      126671EN2    Senior     Fix-Act/360    4,922,237.91   1.660000            0.00        7,263.04      7,263.04          0.00
 R          N/A       Senior     Fix-30/360             0.00   0.000000            0.00            0.00          0.00          0.00

------------------------------------------------------------------------------------------------------------------------------------

MF1      126671EK8   Mezzanine   Fix-30/360     2,469,223.44   6.520000      110,147.31       13,416.11    123,563.42          0.00
MF2      126671EL6   Mezzanine   Fix-30/360     1,646,148.96   6.745000       73,431.54        9,252.73     82,684.27          0.00
BF       126671EM4    Junior     Fix-30/360       823,074.49   7.560000       12,724.47        5,185.37     17,909.84          0.00
MV1      126671EP7   Mezzanine   Fix-Act/360    9,026,000.00   1.830000            0.00       14,682.29     14,682.29          0.00
MV2      126671EQ5   Mezzanine   Fix-Act/360    1,890,800.68   2.130000      419,776.83        3,579.92    423,356.75          0.00
BV       126671ER3    Junior     Fix-Act/360    1,055,098.76   3.120000       51,882.53        2,926.14     54,808.67          0.00
BFI         N/A       Junior     Fix-30/360             0.00   0.000000            0.00            0.00          0.00          0.00
BVI         N/A       Junior     Fix-30/360             0.00   0.000000            0.00            0.00          2.66          0.00

------------------------------------------------------------------------------------------------------------------------------------

Totals                                         43,781,237.11               1,647,049.92      174,532.14  1,821,582.06          0.00

(table continued)

                         Cumulative
              Ending      Realized
Class        Balance      Losses
-----------------------------------

AF1                0.00        0.00
AF2                0.00        0.00
AF3       13,817,413.13        0.00
AF4        7,152,152.50        0.00
AV1        4,922,237.91        0.00
 R                 0.00        0.00

-----------------------------------

MF1        2,359,076.13        0.00
MF2        1,572,717.42        0.00
BF           810,350.02        0.00
MV1        9,026,000.00        0.00
MV2        1,471,023.85        0.00
BV         1,003,216.23        0.00
BFI                0.00        0.00
BVI                0.00        0.00

-----------------------------------

Totals    42,134,187.19        0.00


                                                               Page 1

        THE                                                                                        Distribution Date:  5/25/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Barthlolomew                      Asset-Backed Certificates
           212-815-3236                                     Series 1998-2
Associate: Sean O'Connell
           212-815-6312
                                                    Principal Distribution Detail

                                 Original          Beginning       Scheduled                      Unscheduled         Net
                                Certificate       Certificate      Principal       Accretion       Principal       Principal
Class            Cusip            Balance           Balance       Distribution     Principal      Adjustments     Distribution
-------------------------------------------------------------------------------------------------------------------------------
AF1            126671EF9       35,000,000.00            0.00            0.00           0.00            0.00               0.00
AF2            126671EG7       26,500,000.00            0.00            0.00           0.00            0.00               0.00
AF3            126671EH5       14,924,000.00   14,649,989.66      832,576.53           0.00            0.00         832,576.53
AF4            126671EJ1       10,000,000.00    7,298,663.21      146,510.71           0.00            0.00         146,510.71
AV1            126671EN2      157,039,000.00    4,922,237.91            0.00           0.00            0.00               0.00
 R                N/A                   0.00            0.00            0.00           0.00            0.00               0.00

-------------------------------------------------------------------------------------------------------------------------------

MF1            126671EK8        4,274,000.00    2,469,223.44      110,147.31           0.00            0.00         110,147.31
MF2            126671EL6        2,850,000.00    1,646,148.96       73,431.54           0.00            0.00          73,431.54
BF             126671EM4        1,425,000.00      823,074.49       12,724.47           0.00            0.00          12,724.47
MV1            126671EP7        9,026,000.00    9,026,000.00            0.00           0.00            0.00               0.00
MV2            126671EQ5        7,221,000.00    1,890,800.68      419,776.83           0.00            0.00         419,776.83
BV             126671ER3        7,221,000.00    1,055,098.76       51,882.53           0.00            0.00          51,882.53
BFI               N/A                   0.00            0.00            0.00           0.00            0.00               0.00
BVI               N/A                   0.00            0.00            0.00           0.00            0.00               0.00

-------------------------------------------------------------------------------------------------------------------------------

Totals                        275,480,000.00   43,781,237.11    1,647,049.92           0.00            0.00       1,647,049.92

(table continued)

          Current       Ending           Ending
         Realized     Certificate      Certificate
Class     Losses        Balance          Factor
--------------------------------------------------
AF1          0.00             0.00   0.00000000000
AF2          0.00             0.00   0.00000000000
AF3          0.00    13,817,413.13   0.92585185808
AF4          0.00     7,152,152.50   0.71521524999
AV1          0.00     4,922,237.91   0.03134404772
 R           0.00             0.00   0.00000000000

--------------------------------------------------

MF1          0.00     2,359,076.13   0.55195978708
MF2          0.00     1,572,717.42   0.55183067368
BF           0.00       810,350.02   0.56866668070
MV1          0.00     9,026,000.00   1.00000000000
MV2          0.00     1,471,023.85   0.20371470050
BV           0.00     1,003,216.23   0.13893037359
BFI          0.00             0.00   0.00000000000
BVI          0.00             0.00   0.00000000000

--------------------------------------------------

Totals       0.00    42,134,187.19


                                                            Page 2

        THE                                                                                        Distribution Date:  5/25/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Barthlolomew                      Asset-Backed Certificates
           212-815-3236                                     Series 1998-2
Associate: Sean O'Connell
           212-815-6312
                                                     Interest Distribution Detail

             Beginning       Pass        Accrued  Cumulative               Total           Net        Unscheduled
            Certificate    Through       Optimal    Unpaid    Deferred    Interest      Prepayment      Interest     Interest
Class         Balance      Rate (%)     Interest   Interest   Interest      Due        Int Shortfall   Adjustment      Paid
------------------------------------------------------------------------------------------------------------------------------
AF1               0.00    6.220000          0.00       0.00     0.00           0.00          0.00          0.00          0.00
AF2               0.00    6.070000          0.00       0.00     0.00           0.00          0.00          0.00          0.00
AF3      14,649,989.66    6.600000     80,574.94       0.00     0.00      80,574.94          0.00          0.00     80,574.94
AF4       7,298,663.21    6.190000     37,648.94       0.00     0.00      37,648.94          0.00          0.00     37,648.94
AV1       4,922,237.91    1.660000      7,263.04       0.00     0.00       7,263.04          0.00          0.00      7,263.04
 R                0.00    0.000000          0.00       0.00     0.00           0.00          0.00          0.00          0.00

------------------------------------------------------------------------------------------------------------------------------

MF1       2,469,223.44    6.520000     13,416.11       0.00     0.00      13,416.11          0.00          0.00     13,416.11
MF2       1,646,148.96    6.745000      9,252.73       0.00     0.00       9,252.73          0.00          0.00      9,252.73
BF          823,074.49    7.560000      5,185.37       0.00     0.00       5,185.37          0.00          0.00      5,185.37
MV1       9,026,000.00    1.830000     14,682.29       0.00     0.00      14,682.29          0.00          0.00     14,682.29
MV2       1,890,800.68    2.130000      3,579.92       0.00     0.00       3,579.92          0.00          0.00      3,579.92
BV        1,055,098.76    3.120000      2,926.14       0.00     0.00       2,926.14          0.00          0.00      2,926.14
BFI               0.00    0.000000          0.00       0.00     0.00           0.00          0.00          0.00          0.00
BVI               0.00    0.000000          0.00       0.00     0.00           0.00          0.00          0.00          2.66

------------------------------------------------------------------------------------------------------------------------------

Totals   43,781,237.11                174,529.48       0.00     0.00     174,529.48          0.00          0.00    174,532.14


                                                            Page 3

        THE                                                                                        Distribution Date:  5/25/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Barthlolomew                      Asset-Backed Certificates
           212-815-3236                                     Series 1998-2
Associate: Sean O'Connell
           212-815-6312
                                                     Current Payment Information
                                                         Factors per $1,000

                                Original         Beginning Cert.                                           Ending Cert.     Pass
                              Certificate           Notional         Principal         Interest              Notional      Through
Class        Cusip              Balance             Balance        Distribution      Distribution            Balance       Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
AF1        126671EF9         35,000,000.00         0.000000000      0.000000000       0.000000000          0.000000000     6.220000
AF2        126671EG7         26,500,000.00         0.000000003      0.000000003       0.000000000          0.000000000     6.070000
AF3        126671EH5         14,924,000.00       981.639618065     55.787759984       5.399017899        925.851858081     6.600000
AF4        126671EJ1         10,000,000.00       729.866320993     14.651071000       3.764893772        715.215249993     6.190000
AV1        126671EN2        157,039,000.00        31.344047721      0.000000000       0.046249884         31.344047721     1.660000
 R            N/A                     0.00         0.000000000      0.000000000       0.000000000          0.000000000     0.000000

-----------------------------------------------------------------------------------------------------------------------------------

MF1        126671EK8          4,274,000.00       577.731268133     25.771481048       3.139006557        551.959787085     6.520000
MF2        126671EL6          2,850,000.00       577.596126316     25.765452632       3.246571560        551.830673684     6.745000
BF         126671EM4          1,425,000.00       577.596133333      8.929452632       3.638855640        568.666680702     7.560000
MV1        126671EP7          9,026,000.00     1,000.000000000      0.000000000       1.626666667      1,000.000000000     1.830000
MV2        126671EQ5          7,221,000.00       261.847484050     58.132783548       0.495764570        203.714700502     2.130000
BV         126671ER3          7,221,000.00       146.115324425      7.184950838       0.405226500        138.930373587     3.120000
BFI           N/A                     0.00         0.000000000      0.000000000       0.000000000          0.000000000     0.000000
BVI           N/A                     0.00         0.000000000      0.000000000       0.000000000          0.000000000     0.000000

-----------------------------------------------------------------------------------------------------------------------------------

Totals                      275,480,000.00       158.927098555      5.978836649       0.633556483        152.948261906


                                                               Page 4

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Barthlolomew                      Asset-Backed Certificates
           212-815-3236                                     Series 1998-2
Associate: Sean O'Connell
           212-815-6312


Pool Level Data
Distribution Date                                                                                                          5/25/03
Cut-off Date                                                                                                                8/1/98
Determination Date                                                                                                          5/1/03
Accrual Period 30/360                                   Begin                                                               4/1/03
                                                        End                                                                 5/1/03
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                              Begin                                                              4/25/03
                                                        End                                                                5/27/03
Number of Days in Actual Accrual Period                                                                                         32



                   Collateral Information
---------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                 94,973,332.89

Beginning Aggregate Pool Stated Principal Balance                                                                    27,435,816.09
Ending Aggregate Pool Stated Principal Balance                                                                       26,211,957.04

Beginning Aggregate Loan Count                                                                                                 394
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing
Agreement                                                                                                                       14
Ending Aggregate Loan Count                                                                                                    380

Beginning Aggregate Certificate Stated Principal Balance                                                             26,887,099.76
Ending Aggregate Certificate Stated Principal Balance                                                                25,711,709.20

Beginning Weighted Average Loan Rate (WAC)                                                                               9.103506%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.086571%

Beginning Net Weighted Average Loan Rate                                                                                 8.603506%
Ending Net Weighted Average Loan Rate                                                                                    8.586571%

Weighted Average Maturity (WAM) (Months)                                                                                       257

Specified Overcollateralization Amount                                                                                  949,733.33
Overcollateralization Amount                                                                                            500,247.84

Has Trigger Event Occurred                                                                                                      NO

Servicer Advances                                                                                                        31,076.09

Aggregate Pool Prepayment                                                                                             1,015,653.86
Pool Prepayment Rate                                                                                                   40.7630 CPR



                                                                       Page 1



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                          Countrywide Home Loans
Officer:   Courtney Barthlolomew                        Asset-Backed Certificates
           212-815-3236                                       Series 1998-2
Associate: Sean O'Connell
           212-815-6312


Group 2
-------
Cut-Off Date Balance                                                                                                180,507,516.05

Beginning Aggregate Pool Stated Principal Balance                                                                    17,796,669.67
Ending Aggregate Pool Stated Principal Balance                                                                       17,325,010.31

Beginning Aggregate Loan Count                                                                                                 223
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  5
Ending Aggregate Loan Count                                                                                                    218

Beginning Aggregate Certificate Stated Principal Balance                                                             16,894,137.35
Ending Aggregate Certificate Stated Principal Balance                                                                16,422,477.99

Beginning Weighted Average Loan Rate (WAC)                                                                               9.458204%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.466857%

Beginning Net Weighted Average Loan Rate                                                                                 8.958204%
Ending Net Weighted Average Loan Rate                                                                                    8.966857%

Weighted Average Maturity (WAM) (Months)                                                                                       302

Specified Overcollateralization Amount                                                                                  902,532.02
Overcollateralization Amount                                                                                            902,532.32

Has Trigger Event Occurred                                                                                                      NO

Servicer Advances                                                                                                        44,333.10

Aggregate Pool Prepayment                                                                                               304,189.20
Pool Prepayment Rate                                                                                                   26.8180 CPR



Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                    1,735,575.41
Liquidation Proceeds                                                                                                    107,551.10
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                      ------------
Total Deposits                                                                                                        1,843,126.51


                                                                      Page 2


        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                          Countrywide Home Loans
Officer:   Courtney Barthlolomew                        Asset-Backed Certificates
           212-815-3236                                       Series 1998-2
Associate: Sean O'Connell
           212-815-6312

Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                         16,427.60
Payment of Sub Servicer Fees                                                                                                 0.00
Payment of Other Fees                                                                                                   16,427.60
Payment of Insurance Premium(s)                                                                                              0.00
Payment of Personal Mortgage Insurance                                                                                       0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                    1,821,582.05
                                                                                                                     ------------
Total Withdrawals                                                                                                    1,854,437.26

Ending Balance                                                                                                           5,116.85


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                2,419.27
Compensation for Gross PPIS from Servicing Fees                                                                          2,419.27
Other Gross PPIS Compensation                                                                                                0.00
                                                                                                                      -----------
Total Net PPIS (Non-Supported PPIS)                                                                                          0.00


Master Servicing Fees Paid                                                                                              16,427.60
Sub Servicing Fees Paid                                                                                                      0.00
Insurance Premium(s) Paid                                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                                        0.00
Other Fees Paid                                                                                                         16,427.60
                                                                                                                      -----------
Total Fees                                                                                                              32,855.20

                  Delinquency Information
------------------------------------------------------------------------
Group 1

Delinquency                                              30-59 Days         60-89 Days            90+ Days                 Totals
----------                                               ----------         ----------        ------------           ------------
Scheduled Principal Balance                              896,677.10               0.00        1,070,005.05           1,966,682.15
Percentage of Total Pool Balance                          3.420870%          0.000000%           4.082126%              7.502996%
Number of Loans                                                  14                  0                  22                     36
Percentage of Total Loans                                 3.684211%          0.000000%           5.789474%              9.473684%


                                                                         Page 3



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                          Countrywide Home Loans
Officer:   Courtney Barthlolomew                        Asset-Backed Certificates
           212-815-3236                                       Series 1998-2
Associate: Sean O'Connell
           212-815-6312


Foreclosure
-----------
Scheduled Principal Balance                                                                                          1,102,125.65
Percentage of Total Pool Balance                                                                                        4.204668%
Number of Loans                                                                                                                14
Percentage of Total Loans                                                                                               3.684211%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
----
Scheduled Principal Balance                                                                                             79,873.68
Percentage of Total Pool Balance                                                                                        0.304722%
Number of Loans                                                                                                                 2
Percentage of Total Loans                                                                                               0.526316%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                130,507.48
Additional Gains (Recoveries)/Losses                                                                                   (1,093.08)
Total Realized Losses                                                                                                1,430,188.01
Group 2
--------
Delinquency                                   30-59 Days             60-89 Days                   90+ Days                 Totals
------------                                  ----------             ----------                   --------                 ------
Scheduled Principal Balance                   906,003.11             108,033.65               1,084,647.14           2,098,683.90
Percentage of Total Pool Balance               5.229452%              0.623570%                  6.260586%             12.113608%
Number of Loans                                       10                      3                         16                     29
Percentage of Total Loans                      4.587156%              1.376147%                  7.339450%             13.302752%

Foreclosure
------------
Scheduled Principal Balance                                                                                          2,012,435.18
Percentage of Total Pool Balance                                                                                       11.615781%
Number of Loans                                                                                                                21
Percentage of Total Loans                                                                                               9.633028%

Bankruptcy
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

                                                                        Page 4


        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                          Countrywide Home Loans
Officer:   Courtney Barthlolomew                        Asset-Backed Certificates
           212-815-3236                                       Series 1998-2
Associate: Sean O'Connell
           212-815-6312


REO
----
Scheduled Principal Balance                                                                                             619,450.97
Percentage of Total Pool Balance                                                                                         3.575472%
Number of Loans                                                                                                                  6
Percentage of Total Loans                                                                                                2.752294%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                  67,870.76
Additional Gains (Recoveries)/Losses                                                                                      6,209.93
Total Realized Losses                                                                                                 4,317,483.08

         Subordination/Credit Enhancement Information
----------------------------------------------------------------
Protection                                                                                 Original                        Current
----------                                                                                 --------                        -------

Bankruptcy Loss                                                                                0.00                           0.00
Bankruptcy Percentage                                                                     0.000000%                      0.000000%
Credit/Fraud Loss                                                                              0.00                   2,754,808.49
Credit/Fraud Loss Percentage                                                              0.000000%                      6.327516%
Special Hazard Loss                                                                            0.00                           0.00
Special Hazard Loss Percentage                                                            0.000000%                      0.000000%

Credit Support                                                                             Original                        Current
--------------                                                                             --------                        -------

Class A                                                                              243,463,000.00                  25,891,803.54
Class A Percentage                                                                       88.377741%                     61.450820%

Class MF1                                                                              4,274,000.00                   2,359,076.13
Class MF1 Percentage                                                                      1.551474%                      5.598960%

Class MF2                                                                              2,850,000.00                   1,572,717.42
Class MF2 Percentage                                                                      1.034558%                      3.732640%

Class BF                                                                               1,425,000.00                     810,350.02
Class BF Percentage                                                                       0.517279%                      1.923260%

Class MV1                                                                              9,026,000.00                   9,026,000.00
Class MV1 Percentage                                                                      3.276463%                     21.422034%

Class MV2                                                                              7,221,000.00                   1,471,023.85
Class MV2 Percentage                                                                      2.621243%                      3.491283%

Class BV                                                                               7,221,000.00                   1,003,216.23
Class BV Percentage                                                                       2.621243%                      2.381003%


                                                                               Page 5




        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                          Countrywide Home Loans
Officer:   Courtney Barthlolomew                        Asset-Backed Certificates
           212-815-3236                                       Series 1998-2
Associate: Sean O'Connell
           212-815-6312


Credit Support                                                                       Original                            Current
--------------                                                                       --------                            -------
Class BFI                                                                                0.00                               0.00
Class BFI Percentage                                                                0.000000%                          0.000000%

Class BVI                                                                                0.00                               0.00
Class BVI Percentage                                                                0.000000%                          0.000000%



                                                                               Page 6


